BRIDGES INVESTMENT FUND, INC.

                  PROXY - Annual Meeting of February 17, 1998


     The undersigned hereby appoints Edson L. Bridges II, John W. Estabrook, and Edson L. Bridges III, and each or any of them, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote at the Annual Meeting of Shareholders of Bridges Investment Fund, Inc. to be held at the office of the corporation in the City of Omaha, State of Nebraska, at Room 256, Durham Plaza, 8401 West Dodge Road, on February 17, 1998, at 11:00 o'clock a.m. Omaha time, or at any adjournment thereof, upon the matters as set forth in the Notice of such Meeting and the Proxy Statement as follows:

     1.For the Election of Eleven Directors:  Frederick N. Backer, Edson L.
       Bridges II, Edson L. Bridges III, N. P. Dodge, Jr., John W. Estabrook, Jon D. Hoffmaster, John J. Koraleski, Roger A. Kupka, Gary L. Petersen, Roy A. Smith and L. B. Thomas


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(    )   For All Nominees
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(    )   For All Nominees except for person(s) whose name(s) is
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                written on lines at right or below:

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(    )   Withhold authority to vote for all Nominees.
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     2. For a proposed investment advisory contract which continues the employment of Bridges Investment Counsel, Inc. as investment adviser to the Fund for the period from April 17, 1998, through April 17, 1999.


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       For  (    )         Against  (    )        Abstain   (    )
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     3. For the ratification of the selection of Arthur Andersen, LLP as independent auditors of the Fund for Fiscal Year ending December 31, 1998.


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       For  (    )         Against  (    )         Abstain  (    )
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     4. On any other business which may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, and 4.


                              DATED                        , 1998
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NOTE:  Please sign name or names as
       imprinted hereon.  Where stock
       is registered in joint tenancy,
       all tenants should sign.  Persons
       signing as Executors, Administrators,
       Trustees, etc. should so indicate.


                              SIGNATURE(S)
                              =============================================




ALL SHAREHOLDERS ARE REQUESTED TO SIGN AND MAIL PROXIES PROMPTLY. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR THE ELECTION OF DIRECTORS IS NOT SOLICITED.